EXHIBIT 10.1


                         EXECUTIVE EMPLOYMENT AGREEMENT


     THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of this 9th day of November, 2005 (the "Effective Date"), by and between Aeroflex Incorporated, a Delaware corporation (together with its successors and assigns permitted hereunder, the "Company"), and John Adamovich, Jr. (the "Executive").

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to employ the Executive, and the Executive desires to be employed by the Company, on the terms and conditions set forth herein.

     NOW, THEREFORE, the Company and the Executive agree as follows:

     1. EMPLOYMENT PERIOD. Subject to Section 3, the Company hereby agrees to
        ------------------
employ the Executive, and the Executive hereby agrees to be employed by the Company, in accordance with the terms and provisions of this Agreement, for the period commencing as of the Effective Date and ending at midnight on November 8, 2007 (the "Employment Period").

     2. TERMS OF EMPLOYMENT.
        -------------------

        (a) Positions and Duties.
            --------------------

            (i) During the term of the Executive's employment hereunder, the Executive shall serve as Chief Financial Officer of the Company and, in so doing, shall report directly to the President and the Board of Directors of the Company. The Executive shall have such management, supervisory and operational functions and other powers, functions and duties consistent with the Executive's title and duties as may from time to time reasonably be prescribed by the Board.

           (ii) During the term of the Executive's employment hereunder, and excluding any periods of vacation, paid holiday, and sick and personal leave to which the Executive is entitled, the Executive agrees to devote substantially all of his business time to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully, effectively and efficiently such responsibilities. During the term of the Executive's employment, it shall not be a violation of this Agreement for the Executive to (1) serve on corporate, civic or charitable boards or committees,
(2) manage personal investments and (3) serve as an officer of one or more affiliates of the Company, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.


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        (b) Compensation.
            ------------

            (i)      (1)     Base Salary.  During the term of the Executive's
                             -----------
employment hereunder, the Executive shall receive an annual salary (the "Base Salary") of Three Hundred Eighty Thousand Dollars ($380,000), which shall be paid in accordance with the customary payroll practices of the Company for services rendered as Chief Financial Officer of the Company.

                     (2)     COLA.  Executive's Base Salary shall be increased
                             ----
during the second year of the Employment Period by an amount equal to the increase in the cost-of-living during the first year of the Employment Period, as reported in the "Consumer Price Index, New York and Northeastern New Jersey, All Items", published by the U.S. Department of Labor (or if such index is no longer published, the successor or comparable index which is published). Such amount shall be calculated and paid to Executive in a single sum on or before the third month of the second year of the Employment Period.

           (ii)      Bonus.  The Executive shall receive a bonus (the "Bonus"),
                     -----
of Two Hundred Thousand Dollars ($200,000) in each year of the Employment Period, and, except as otherwise provided herein, subject to continued employment during each such yearly period. Such Bonus shall be payable no later than December 31, 2006 and December 31, 2007, respectively. At the discretion of the Board of Directors, the Executive may be entitled to additional bonuses based upon evaluation of the Executive and his performance by the President and the Board of Directors. The $200,000 Bonus for the second year of the Employment Term shall be increased by the cost-of-living adjustment formula provided for in Paragraph 2(b)(i)(2).

          (iii)      Investment Plans.  During the term of the Executive's
                     ----------------
employment hereunder, the Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs ("Investment Plans") appertaining to his position in accordance with practices established by the Board, including 401K and supplemental life insurance plans, but Executive shall not participate in the Company's Supplemental Executive Retirement Plan.

           (iv)      Welfare Benefit Plans.  During the term of the Executive's
                     ---------------------
employment hereunder, the Executive shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs ("Welfare Plans") provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, group life, accidental death and travel accident insurance plans and programs) to the extent applicable to executive employees generally in accordance with practices established by the Board.

            (v)      Expenses.  During the term of the Executive's employment
                     --------
hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing his duties hereunder, including, without limitation, transportation, hotel, and living expenses and other business and entertainment expenses, in accordance with the policies, practices and procedures of the Company.

           (vi)      Vacation and Holidays.  During each complete twelve month
                     ---------------------

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period of the Executive's employment hereunder, the Executive shall be entitled to 20 paid vacation days and such paid holiday and leave time as are in accordance with the plans, policies, programs and practices of the Company.

          (vii)      Restricted Stock.
                     ----------------

                     (1) Within ninety (90) days after the execution and delivery of this Agreement, the Executive shall receive 10,000 shares of the Company's Common Stock, $.10 par value. Such shares ("Restricted Stock") shall vest fifty (50%) percent if the Executive is employed hereunder at the end of the first year of the Employment Period, and one hundred (100%) percent if the Executive is employed hereunder at the end of the second year of the Employment Period, or immediately upon termination of Executive's employment by reason of the Executive's death or disability, or by the Company other than for "Cause". All title and interest to the Restricted Stock which does not vest shall revert to the Company.

                     (2) The Restricted Stock shall not be sold, transferred or encumbered otherwise than by will or the laws of descent and distribution during the Employment Period.

                     (3) The Company shall, if permitted by the rules governing registration statements on Form S-8, cause a registration statement on Form S-8 covering the Restricted Stock to be filed with the Securities and Exchange Commission prior to November 1, 2006 or within ninety (90) days of termination of the Executive's employment if such termination occurs prior to November 1, 2006.

                     (4) If any law, regulation of the Securities and Exchange Commission, or any regulation of any other commission or agency having jurisdiction shall require the Company or the Executive to take any action with respect to the Restricted Stock, then the date upon which the Company shall deliver or cause to be delivered the certificate or certificates for the Restricted Stock shall be postponed until full compliance has been made with all such requirements of law or regulation.

                     (5) Executive represents that the Restricted Stock will be acquired in good faith for investment and not for resale or distribution, and agrees that the Restricted Stock being so acquired will not be sold except in compliance with applicable securities laws and, to the extent required, in accordance with the volume and time and other restrictions of Rule 144 of the Securities Act of 1933.

         (viii)      Stock Options.  Aeroflex shall grant to Executive options
                     -------------
to purchase 250,000 shares of its Common Stock, $.10 par value, in accordance with the stock option agreement annexed hereto as Exhibit "A" and made a part hereof.

           (ix)      Car Allowance.  The Company will provide the Executive with
                     -------------
a car allowance of One Thousand ($1,000) per month.

     3. TERMINATION OF EMPLOYMENT.
        -------------------------

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        (a) Death or Disability.      The Executive's employment shall terminate
            -------------------
automatically upon the Executive's death during the Employment Period. If a Disability (as defined below) of the Executive has occurred during the Employment Period, the Company may give to the Executive written notice in accordance with Section 12(b) of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"); provided, that within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the Executive's inability to perform his duties and obligations hereunder for a period of 90 consecutive days due to mental or physical incapacity as determined by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

        (b)      Cause.  The Company may terminate the Executive's employment
                 -----
during the Employment Period for Cause or without Cause. For purposes of this Agreement, "Cause" shall mean (i) a breach by the Executive of the Executive's material obligations under Section 2(a) which is not cured within ten (10) days of the receipt by the Executive of written notice thereof from the Company; (ii) commission by the Executive of an act of fraud upon, or willful misconduct of a material nature toward, the Company, as reasonably determined by a majority of the Board, (iii) a material breach by the Executive of Section 6, 7 or 8; (iv) the conviction of the Executive of any felony or any misdemeanor involving moral turpitude (or a plea of nolo contendere thereto); (v) the Executive being found liable in any civil proceeding for an act by the Executive constituting work place harassment; or (vi) the willful and continuing failure of the Executive to carry out, or comply with, in any material respect any reasonable directive of the Board consistent with the terms of this Agreement.

        (c)      Termination for Good Reason by the Executive.  The Executive
                 --------------------------------------------
may terminate this Agreement for Good Reason and such termination shall constitute a termination without Cause by the Company. "Good Reason" shall mean the occurrence of a breach by the Company of its material obligations to the Executive, which breach is not cured within ten (10) Business Days of the receipt by the Company of written notice thereof from the Executive.

        (d)      Notice of Termination.  Any termination (i) by the Company,
                 ---------------------
whether for Cause or without Cause, or (ii) the Executive, whether or not for Good Reason, shall be communicated by Notice of Termination (as defined below) to the other party hereto given in accordance with Section 12(b). For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon,(ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company for asserting such fact or

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circumstance in enforcing the Executive's or the Company's rights hereunder.

        (e)      Date of Termination.  "Date of Termination" means (i) if the
                 -------------------
Executive's employment is terminated by the Company for Cause, the date of the Notice of Termination or any later date specified therein, as the case may be;
(ii) if the Executive's employment is terminated by the Company other than for Cause, the date on which the Company notifies the Executive of such termination or any later date specified by the Board; and (iii) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be.

     4. OBLIGATIONS OF THE COMPANY UPON TERMINATION.
        -------------------------------------------

        (a)      Without Cause.  If during the Employment Period, the Company
                 -------------
shall terminate the Executive's employment without Cause, the Company shall pay to the Executive or his heirs (1) within ten (10) days after the Date of Termination the sum of the Executive's Base Salary through the Date of Termination to the extent not theretofore paid, plus all accrued vacation pay, unreimbursed business expenses and other accrued but unpaid compensation described in Section 2(b) above (the "Accrued Obligations"); (2) an amount equal to the Executive's Base Salary for the one-year period immediately following the Date of Termination, payable in such increments and at such intervals as is in accordance with the Company's normal payroll practices, as if the Executive had remained an employee of the Company through the expiration of such period; (3) any amount arising from the Executive's participation in, or benefits under, any Investment Plans ("Accrued Investments"), which amounts shall be payable in accordance with the terms and conditions of such Investment Plans; (4) the unpaid Bonus provided in Section 2(b)(ii) applicable for the year in which the Date of Termination occurs; and (5) the members of the Executive's family shall be entitled to continue and participate in the Company's Welfare Plans for said one-year period.

        (b)      Death or Disability.  If the Executive's employment is
                 -------------------
terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay to his legal representatives (i) in a lump sum in cash within twenty (20) days after the Date of Termination the Accrued Obligations; (ii) the Accrued Investments which shall be payable in accordance with the terms and conditions of the Investment Plans; and (iii) the unpaid Bonus provided for in Section 2(b)(ii) applicable for the years in which death or Disability occurs. In addition, the members of the Executive's family shall be entitled to continue their participation at the Company's expense in the Company's Welfare Plans for a period of 12 months after the Date of Termination.

        (c)      Cause.  If the Executive's employment shall be terminated by
                 -----
the Company for Cause during the Employment Period, the Company shall have no further payment obligations to the Executive other than for payment of Accrued Obligations, Accrued Investments (which shall be payable in accordance with the terms and conditions of the Investment Plans), and the continuance of benefits under the Welfare Plans to the Date of Termination.

     5. FULL SETTLEMENT, MITIGATION. In no event shall the Executive be
        ---------------------------
obligated to seek

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


other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. Neither the Executive nor the Company shall be liable to the other party for any damages in addition to the amounts payable under Section 4 arising out of the termination of the Executive's employment prior to the end of the Employment Period; provided, however, that the Company shall be entitled to seek damages for any breach of Sections 6, 7, or 8, or criminal misconduct.

     6. CONFIDENTIAL INFORMATION.
        ------------------------

        (a) The Executive acknowledges that the Company and their affiliates have trade, business and financial secrets and other confidential and proprietary information (collectively, the "Confidential Information"). As defined herein, Confidential Information shall not include (i) information that is known to other persons or entities generally, (ii) information required to be disclosed by the Executive pursuant to a subpoena or court order, or pursuant to a requirement of a governmental agency or law of the United States of America or a state thereof or any governmental or political subdivision thereof, and (iii) information that the Executive possessed on or prior to the Effective Date.

        (b) The Executive agrees (i) to hold such Confidential Information in confidence and (ii) not to release such information to any person (other than Company employees and other persons to whom the Company has authorized the Executive to disclose such information and then only to the extent that such Company employees and other persons authorized by the Company have a need for such knowledge or to the Executive's attorneys, accountants and personal representatives for purposes of representing the Executive).

        (c) The Executive further agrees not to use any Confidential Information for the benefit of any person or entity other than the Company or as authorized by the Company.

        (d) As used in this Section 6 and in Section 7 and 8, "Company" shall include the Company and any of its subsidiaries.

     7. SURRENDER OF MATERIALS UPON TERMINATION. Upon any termination of the
        ---------------------------------------
the Executive's employment, the Executive shall immediately return to the Company all copies, in whatever form, of any and all Confidential Information and other properties of the Company and their affiliates which are in the Executive's possession custody or control and shall cause any third parties to whom he has entrusted such information whether or not in compliance with Section 6, to return such information to the Company.

     8. NON-COMPETITION. During the Employment Period, the Executive will not,
        ---------------
without the Company's express written consent, engage in any other employment or business activity directly related to the business in which the Company is at the time involved or actively considering becoming involved, nor will the Executive engage in any other activities which conflict with his obligations to the Company. During the Employment Period and (a) in the case of termination by the Company for Cause or termination by the Executive without Good Reason, for one year after the Date of Termination, (x) directly or indirectly, either as principal, agent,

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employee, consultant, officer, director, stockholder, or in any other capacity, engage in or have a financial interest in, any business, or the relevant division or subsidiary of any such business, which is competitive with the business of the Company or any of its subsidiaries or affiliates, provided, however, that the Executive's ownership of not more than two percent (2%) of the outstanding stock of a publicly traded company shall not be prohibited by this clause (x); (y) induce employees of the Company or any of its subsidiaries or affiliates to join with the Executive in any capacity, direct or indirect, in any business in which the Executive may be or become interested whether or not competitive with the Company; or (z) solicit customers of the Company. If any restriction set forth in this Section is found by any court of competent jurisdiction to be unenforceable cause it extends for too long a period of time or over too great a range of activities or in too broad a geographic areas, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic areas as to which it may be enforceable.

     9. EFFECT OF AGREEMENT ON OTHER BENEFITS. The existence of this Agreement
        -------------------------------------
shall not prohibit or restrict the Executive's entitlement to full participation in the executive compensation, employee benefit and other plans or programs appertaining to his position in accordance with any policy or practice established by the Board.

     10. OWNERSHIP AND DISCLOSURE OF INFORMATION, IDEAS, CONCEPTS, IMPROVEMENTS,
         -----------------------------------------------------------------------
DISCOVERIES AND INVENTIONS, AND ALL ORIGINAL WORKS OF AUTHORSHIP.  All
----------------------------------------------------------------
information, ideas, concepts, improvements, discoveries and inventions, whether patentable or not, which are conceived, made, developed or acquired by the Company or which are created by the Executive in the course and scope of his employment or which are disclosed or made known to the Executive, individually or in conjunction with others, during the Executive's employment by the Company whether during or outside of usual working hours, and whether on the Company's premises or not, and which relate to the Company's past, present or reasonably anticipated business, products or services (including all such information relating to research, formulations, processes, computer programs, simulations, and data bases, manufacturing techniques, designs, financial and sales models and other data, pricing and trading terms, evaluations, opinions, interpretations, the identity of customers or their requirements or of key contacts within the customer's organizations, or marketing and merchandising techniques), operating and acquisition strategies, are and shall be (insofar s the Executive is concerned) the sole and exclusive property of the Company. Moreover, all drawings, memoranda, notes, records, files, correspondence, drawings, manuals, models, specifications, computer programs, maps and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries and inventions are and shall be (insofar the Executive is concerned) the sole and exclusive property of the Company.

     11. INDEMNIFICATION. The Company shall indemnify and hold harmless the
         ---------------
Executive from and against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) (collectively, "Losses") incurred by the Executive in connection with the investigation, defense or disposition of any action, suit or other proceeding in which the Executive may be involved or with which the Executive may be threatened (whether arising out of or relating to matters asserted by third parties or incurred or sustained by the Executive in the absence of a third-party claim), by reason

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


of his being a director, officer or employee of the Company or of any subsidiary or affiliate of the Company, or that arises out of or results from any act taken, or any failure to act, by the Executive which was, in his good faith judgment, in the best interests of the Company, whether within the course of performance of his duties or otherwise; provided, however, that the Company shall not be required to indemnify or hold the Executive harmless from any Losses which arise out of or result from the Executive's gross negligence or willful misconduct.

     12. MISCELLANEOUS.
         -------------

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have nor force or effect. Whenever the terms "hereof", "hereby", "herein", or words of similar import are used in this Agreement, they shall be construed as referring to this Agreement in its entirely rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "Section" or "paragraph" shall be construed as referring to the indicated section or paragraph of this Agreement unless the context indicates to the contrary. The use of the term "including" herein shall be construed as meaning "including without limitation." This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, overnight courier or given by electronic facsimile transmission or mailed by first class, certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:          Mr. John Adamovich, Jr.
     -------------------
                                   29 Eakins Road
                                   Manhasset, New York  11030
                                   Telecopier No.:  (516) 365-3078
                                   Telephone No.:  (516)  365-0507

     with a copy to:               Mr. Lee D. Unternam
                                   Kurzman, Karelsen & Frank, LLP
                                   230 Park Avenue
                                   New York, New York  10169
                                   Telecopier No.:  (212) 599-1759
                                   Telephone No.:  (212) 867-9500

     If to the Company:            Aeroflex Incorporated
     -----------------
                                   35 South Service Road
                                   P.O. Box 6022
                                   Plainview, New York  11803-0622
                                   Attention:  President
                                   Telecopier No.:  (516)  694-4823
                                   Telephone No.:  (516)  694-6700


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


     with a copy to:               Kramer, Coleman, Wactlar & Lieberman, P.C.
                                   100 Jericho Quadrangle, Suite 225
                                   Jericho, New York  11753
                                   Telecopier No.:  (516) 822-4824
                                   Telephone No.:  (516) 822-4820

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         (f) The Executive acknowledges that money damages would be both incalculable and an insufficient remedy for a breach of Sections 6, 7 and 8 by the Executive and that any such breach would cause the Company irreparable harm. Accordingly, the Company, in addition to any other remedies at law or in equity it may have, shall be entitled to seek equitable relief, including injunctive relief and specific performance, in connection with a breach of Sections 6, 7 and 8 by the Executive.

         (g) The provisions of this Agreement constitute the complete understanding and agreement, and supersede and entirely replace any other agreement, between the parties with respect to the subject matter hereof.

         (h)      This Agreement may be executed in two or more counterparts.

         (i) As used in this Agreement, "affiliate" means, with respect to a person, any other person controlling, controlled by or under common control with the first person; the term "Control", and correlative terms, means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a person; and "person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a


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


government or agency or political subdivision thereof.

         (j) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, successors, estate and legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (k) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from the Board, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                       EXECUTIVE:

                                       /s/ John Adamovich, Jr.
                                       -------------------------------
                                       John Adamovich, Jr.


                                       AEROFLEX INCORPORATED


                                       By: /s/ Leonard Borow
                                         -----------------------------
                                          Leonard Borow, President


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